EXHIBIT (10)(B)

                            AGREEMENT AND RELEASE

A.  The Parties to this Agreement
    -----------------------------

    1. "MR. GARAVENTI" means Donald C. Garaventi, an individual who lives at 428 Garden Lane, Bryn Mawr, Pennsylvania 19010.

    2. "Rohm and Haas" means Rohm and Haas Company, a Delaware corporation with its corporate offices at 100 Independence Mall West, Philadelphia, Pennsylvania 19106-2399.

B.  Background
    ----------

    3. MR. GARAVENTI has been employed with Rohm and Haas since June 30, 1958. MR. GARAVENTI has voluntarily agreed to separate from Rohm and Haas on December 31, 1995, ("LDW").

    4. MR. GARAVENTI is free to sign this Agreement or not sign it. If MR. GARAVENTI chooses not to voluntarily separate from Rohm and Haas under the terms of this Agreement, he will continue as an at-will Rohm and Haas employee and will be treated as any other Rohm and Haas employee should any other downsizing occur.

C.  Payments and Benefits Received by MR. GARAVENTI if he signs this Agreement
    --------------------------------------------------------------------------

    5. If MR. GARAVENTI signs this Agreement and does not revoke it, he will retire from Rohm and Haas on December 31, 1995, and will receive as severance pay an amount equal to $590,000 (FIVE HUNDRED AND NINETY THOUSAND DOLLARS) in consideration of the promises contained herein.

    6. MR. GARAVENTI will be eligible for the same retiree medical insurance coverage and life insurance that Rohm and Haas provides to other retirees, on the same terms and conditions as is made available to other retirees.

    7. MR. GARAVENTI will also be paid for any unused 1995 vacation or floating holiday earned as of his LDW. These funds will be processed during the next payroll cycle immediately following his LDW. Vacation accrued toward the following year will not be paid, notwithstanding any Rohm and Haas policy to the contrary.

    8. MR. GARAVENTI will receive annual payments equal to what he would have received under the Annual and Long-Term bonus plans had he remained an employee until December 31, 1997.

D.  The Release of Claims
    ---------------------

    9. In return for the promises herein, which exceed that to which MR. GARAVENTI is otherwise entitled under Rohm and Haas' policies and practices, MR. GARAVENTI, his representatives, successors, heirs, and assigns do hereby completely release and forever discharge Rohm and Haas, its past and present direct or indirect predecessors, successors, parents, subsidiaries, business units or affiliated companies, its and their respective past and present directors, officers, attorneys, employees, successors, assigns, insurers and other representatives (collectively, the "RELEASED PARTIES"), from any and all manner of claims, demands, actions, causes of action, suits, arbitration proceedings, debts, costs, judgments, executions, claims and demands of whatsoever nature, direct or indirect, known or unknown, asserted or unasserted, matured or not matured, which MR. GARAVENTI, his spouse, children, heirs, parents, siblings, extended family, successors or assigns, or other representatives (collectively, the "RELEASING PARTIES"), either individually or collectively, ever had, now or hereinafter can, shall or may have against the RELEASED PARTIES, from the beginning of time until the present, arising out of or in any manner relating to all events or circumstances in any way related to MR. GARAVENTI's employment with Rohm and Haas or the separation of that employment. This Agreement specifically includes, but is not limited to, any and all claims for wrongful discharge, breach of contract (whether express or implied), and all forms of employment discrimination in violation of federal, state or local statute,

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ordinance, executive order, or common law (including but not limited to claims for discrimination on the basis of race, color, religion, sex, national origin, mental or physical disability or for age discrimination under Title VII of the Civil Rights Act of 1964 (42 U.S.C. 2000e et. seq.), the Age Discrimination in Employment Act (29 U.S.C. 621 et. seq.) (as amended by the Older Workers' Benefits Protection Act, and any other amendments), the Civil Rights Act (42 U.S.C. 1981), the Americans With Disabilities Act (29 U.S.C.
S 706, 42 U.S.C. 12101 et. seq.), the Family and Medical Leave Act and any state Human Relations Act or any other such laws or any and all suits in tort (for personal injury of any kind) as well as any and all claims for damages whatsoever kind arising from MR. GARAVENTI's employment relationship with Rohm and Haas or separation therefrom. MR. GARAVENTI further agrees not to bring any suit, action or legal proceeding against the RELEASED PARTIES concerning any matter covered by this Release.

E.  Claims not Released
    -------------------

    10. Notwithstanding the above, this Agreement does not release any claims possessed by MR. GARAVENTI for benefits under the applicable Workers' Compensation Act, including claims arising from workplace exposure to toxic substances. This Agreement also does not release any rights to recover post-separation benefits to which he is entitled under any applicable Rohm and Haas retirement or other benefit plan in effect as of his LDW including any enhancements made between the date of this Agreement and his LDW.

F.  Additional Terms of this Agreement
    ----------------------------------

    11. Rohm and Haas has the right to disclose the terms of this agreement for any bonafide business reason.

    12. This Agreement supersedes and replaces the Settlement Agreement executed by MR. GARAVENTI on December 18, 1995. The post-separation provisions of the Employment Agreement between MR. GARAVENTI and Rohm and Haas ("Exhibit A"), and the signed Records Security Statement ("Exhibit B") shall remain in full force and effect and be incorporated into this Agreement. Rohm and Haas and MR. GARAVENTI agree that paragraph II of Exhibit A will have no further effect after MR. GARAVENTI's LDW. The remaining provisions of Exhibit A will at all times remain in full force and effect.

    13. MR. GARAVENTI may name Larry Wilson or his designee as an employment reference for MR. GARAVENTI's work at Rohm and Haas.

    Alternatively, MR. GARAVENTI is free to name any employee of Rohm and Haas, its subsidiaries or affiliates as a reference. MR. GARAVENTI agrees the opinions and statements given by those individuals will in no way be construed to represent opinions and statements of Rohm and Haas. Any of the individuals who choose to provide a reference for MR. GARAVENTI will not be acting on behalf of Rohm and Haas or as agents of Rohm and Haas or in the scope of their employment with Rohm and Haas in providing any such reference. MR. GARAVENTI further agrees that any opinions or statements given by those persons are subject to the release set forth in paragraph 9.

    14. Nothing in this Agreement shall be deemed an admission of liability by Rohm and Haas. To the contrary, Rohm and Haas expressly denies any liability to MR. GARAVENTI and maintains that its conduct relating to MR. GARAVENTI's employment with Rohm and Haas and subsequent separation was at all times proper.

    15. MR. GARAVENTI acknowledges that he is acting of his own free will, that he has been advised by Rohm and Haas to consult an attorney of his choice, that he has had a sufficient opportunity to read the terms of this Agreement, and consult legal counsel, if desired, and that he fully understands all of the provisions of this Agreement. In addition, MR. GARAVENTI acknowledges that neither Rohm and Haas nor any of its employees, agents, representatives or attorneys have made any representations concerning the terms of this Agreement other than those contained herein.

    16. MR. GARAVENTI hereby acknowledges that he has had in excess of 45 days to fully consider his decision to voluntarily separate from Rohm and Haas and to fully consider whether to accept the terms of this Agreement.

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    17.  MR. GARAVENTI may change his decision to voluntarily separate and to execute this Agreement within seven (7) days of his signing it, and the Agreement shall not become effective or enforceable, nor will the payments and benefits outlined above be paid, until the revocation period has expired.

    18. MR. GARAVENTI acknowledges that he has previously received a written notification setting forth the eligibility requirements for the executive Severance Benefit Program as well as the ages and job classifications of those individuals eligible for that Program and the ages and job classifications of those individuals selected (by virtue of their volunteering) for that program.

    19. This Agreement contains the entire agreement of the parties relating to the subject matter herein. It may be changed only by a written agreement, signed by both parties.

    20. This Agreement shall be governed by the laws of the Commonwealth of Pennsylvania.

    21. This Agreement may be executed in counterparts and will be valid even though the signatures of all parties do not appear on the same page.


Dated: __________                 _______________________________
                                  DONALD C. GARAVENTI


Dated: __________                 _______________________________
                                  J. LAWRENCE WILSON
                                  FOR ROHM AND HAAS


                         RECORDS SECURITY STATEMENT

    I have returned all Company Confidential documents, including research notebooks, which I have had in my possession to Rohm and Haas, and I have no copies of such documents remaining in my possession. I have reread my Employment Agreement and understand that my obligations, to which I had agreed earlier, continue beyond the separation of my employment.


Dated: __________                 _______________________________
                                  DONALD C. GARAVENTI

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